UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019
  DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 29th Floor
New York, NY 10018
(212) 725-6550
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 13, 2019, DHI Group, Inc. (the “Company”) announced that Kevin Bostick, 52, joined the Company as Chief Financial Officer (“CFO”), effective December 16, 2019 (the “Employment Commencement Date”). Mr. Bostick will have overall responsibility for the Company’s financial organization, including financial planning, accounting, financial reporting, investor relations, treasury, internal audit and tax matters.
Mr. Bostick most recently served as partner and CFO of Level 5 Capital Partners, a private equity firm, since 2018. From 2013 to 2018, Mr. Bostick served as president and CFO of 365 Data Centers, a data center company.
The Company also announced that Luc Gregoire, who has served as CFO since November 2016, is leaving the Company by mutual agreement. Mr. Gregoire will continue to be employed by the Company in an advisory capacity during the CFO transition through February 2020.
Employment Agreement with Kevin Bostick
In connection with the employment of Mr. Bostick as CFO of the Company, Dice Inc., a subsidiary of the Company (“Dice”), and Mr. Bostick have entered into an employment agreement, dated as of December 12, 2019 (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Bostick’s annual base salary will be $380,000, and his annual target cash bonus will be 60% of his base salary (an additional 8 months of compensation will be added into the prorated bonus calculation for 2019, which Mr. Bostick shall repay to Dice in the event he voluntarily resigns or is terminated with Cause (as defined in the Employment Agreement) before the completion of 12 months of employment).
In connection with Mr. Bostick’s appointment and pursuant to the Company’s 2012 Omnibus Equity Award Plan, on the next Company award grant date following the Employment Commencement Date, Mr. Bostick will receive (i) a grant of shares of Company restricted common stock with a value of $150,000 (based on the closing price of the Company’s common stock on the date of grant), which will vest ratably over three years with one-third vesting on each of the first three anniversaries of the date of grant, and (ii) a grant of shares of performance-based restricted common stock units of the Company (“PSUs”), with a value (at target) of $150,000 (based on the closing price of the Company’s common stock on the date of grant), which will vest ratably over three years with one-third vesting on each of the first three anniversaries of the date of grant provided the performance targets are achieved, all subject to Mr. Bostick’s continued employment through each such vesting date.  If the Company does not meet its targets for the 2019 plan year, the excess of the target value over the earned value for the 2019 PSU grant shall be added to the target value of his 2020 PSU grant.
The Employment Agreement contains a covenant not to engage in any business that competes with the Company during the term of his employment and for a period of nine months thereafter, and a covenant not to solicit employees during the term of his employment and for a period of nine months thereafter.
If Mr. Bostick’s employment with the Company is terminated by the Company without Cause (other than following a Change of Control (as defined in the Employment Agreement)), Mr. Bostick would be entitled to receive, subject to his execution of a release of claims, (i) a lump-sum severance payment equal to nine months of his then-current annual base salary and (ii) accelerated vesting with respect to any equity grant that he has already vested in a majority at the date of termination (excluding any performance-based awards). If Mr. Bostick’s employment with the Company is terminated by the Company without Cause or by him for Good Reason (as defined in the Employment Agreement), in each case, within the one year period immediately following a Change of Control, Mr. Bostick would be entitled to receive, subject to his execution of a release of claims, (i) a lump-sum severance payment equal to (x) 100% of his then-current annual base salary and (y) the prorated portion of his then-current bonus target and (ii) accelerated vesting with respect to one-hundred percent (100%) of the shares of Company common stock underlying each of his then-unvested outstanding stock options, restricted stock and other outstanding equity-based awards (or, in the case of any performance-based awards, 100% of any earned shares or units determined in connection with the Change of Control).
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Separation Agreement with Luc Gregoire

On December 16, 2019, Luc Gregoire will cease to be the CFO of the Company but will remain employed through February 28, 2020, to provide transition assistance and support to the Company.
In connection with his separation, the Company and Mr. Gregoire have entered into a separation agreement, dated as of December 12, 2019 (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, which includes a release of claims by Mr. Gregoire against the Company, Mr. Gregoire will be entitled to certain payments and benefits, including the following: (i) a lump sum payment equal to $380,000; (ii) his entire 2019 bonus; (iii) a prorated portion of his 2020 bonus determined in accordance with the terms of his employment agreement; (iv) accelerated vesting of 162,544 shares/units of his unvested equity-based awards; and (v) reimbursement for the cost of health insurance continuation coverage under COBRA for up to 12 months. Mr. Gregoire is also entitled to legal fees in connection with the Separation Agreement in an amount not to exceed $10,000.
Mr. Gregoire is also subject to certain non-compete and non-solicit restrictions.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
ITEM 7.01.	REGULATION FD DISCLOSURE.

On December 13, 2019, the Company issued a press release relating to Mr. Bostick’s appointment as CFO. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.
ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)                             Exhibits. The following exhibits are being filed and furnished herewith.

Exhibit No.	Description
10.1	Employment Agreement dated as of December 12, 2019 among DHI Group, Inc., Dice Inc. and Kevin Bostick.
10.2	Separation Agreement dated as of December 12, 2019 between DHI Group, Inc. and Luc Gregoire.
99.1	Press Release, dated December 13, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DHI Group, Inc.

By:	/s/ Brian P. Campbell
Name: Brian P. Campbell
Title: Senior Vice President, Corporate Development, General Counsel and Corporate Secretary

Dated: December 13, 2019

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated as of December 12, 2019 among DHI Group, Inc., Dice Inc. and Kevin Bostick.
10.2	Separation Agreement dated as of December 12, 2019 between DHI Group, Inc. and Luc Gregoire.
99.1	Press Release, dated December 13, 2019.